Exhibit 10.01

ADAPTEC, INC.
STOCK OPTION AWARD AGREEMENT

This STOCK OPTION AWARD AGREEMENT (the "Agreement") is made as of __ ________________ (the "Grant Date") between ADAPTEC, INC. a Delaware corporation (the "Company") and ________________________(the "Grantee"). Capitalized terms used and not otherwise defined herein shall have the meaning ascribed thereto in the Company's 2006 Director Plan (the "Plan").

A. The Board of Directors (the "Board") and shareholders of the Company previously adopted the Plan.

B. Section 5 of the Plan provides that Stock Options may be granted to any eligible person, subject to the terms and conditions of the Plan, and the Committee has approved the award of a Stock Option to the Grantee as of the Grant Date pursuant to the terms of the Plan and this Agreement.

In consideration of the foregoing, the parties hereto hereby agree as follows:

  Grant of Stock Option. The Company hereby grants to the Grantee a Stock Option covering _________Shares (the "Option") as of the Grant Date.
  Exercise Price. The exercise price per Share of the Option shall be $______ (the "Exercise Price")
  Settlement of Option. Upon exercise of all or a specified portion of the Option, the Grantee (or such other person entitled to exercise the Option pursuant to this Agreement and the Plan) shall be entitled to receive from the Company the number of Shares for which the Option has then been properly exercised.
  Vesting. Except as may be otherwise provided in the Plan and this Agreement, the Option shall vest and become exercisable as follows: _________ of the Shares covered by the option shall vest _________and_________ of the Shares covered by the option shall vest _________. Vesting of the Option shall be subject to acceleration as provided in the Plan.
  Term of Option. The Option shall be exercisable during its term only to the extent it has vested. The term of the Option commences on the Grant Date and expires upon the earliest of the following:
    _____, the tenth anniversary of the Grant Date; or
    Three (3) months after date that Grantee ceases to be a member of the Board; provided that if Grantee ceases to be a member of the Board due to Grantee's death or Disability, then one year after so ceasing to be a member of the Board.
  Exercise of Option. The Option shall be exercisable by notice (which may be written or electronic as then established by the Company in its sole discretion) which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised, and such other representations and agreements as to the Participant's investment intent with respect to such shares of Common Stock as may be required by the Company pursuant to the provisions of the Plan. Such written notice shall be signed by the Participant and shall be delivered in person or by certified mail to the Secretary of the Company. The written notice shall be accompanied by payment of the exercise price. The Option shall be deemed exercised upon receipt by the Company of such written notice accompanied by the Exercise Price.

No shares will be issued pursuant to the exercise of this Option unless such issuance and such exercise shall comply with all relevant provisions of law and the requirements of any stock exchange upon which the Shares may then be listed. Assuming such compliance, for income tax purposes the Shares shall be considered transferred to the Participant on the date on which this Option is exercised with respect to such Shares.

The Option may not be exercised for a fraction of a Share.
  Non-Transferability of Option. The Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may not be subject to execution, attachment or similar process. In any event, the Option may not be transferred in exchange for consideration. The Option shall be exercisable (i) during Grantee's lifetime only by (A) Grantee, (B) Grantee's guardian or legal representative, or (C) a Family Member of Grantee who has acquired the Option by permitted transfer (as such term is defined in the Plan) and (ii) after Grantee's death, by the legal representative of Grantee's heirs or legatees.
  No Rights as Director or Shareholder.  Nothing in this Agreement shall affect in any manner whatsoever the right or power of the Company, or a Parent or Subsidiary of the Company, to terminate Grantee's membership on the Board. Grantee shall not have any rights as a shareholder with respect to any Shares by virtue of the holding of the Option.
  Entire Agreement; Governing Law.  The Plan is incorporated herein by reference.  The Plan, and this Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Grantee with respect to the subject matter hereof, and may not be modified adversely to Grantee's interest except by means of a writing signed by the Company and Grantee.  This agreement is governed by California law except for that body of law pertaining to conflict of laws.
  Enforcement of Rights.  No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing and signed by the parties to this Agreement. The failure by either party to enforce any rights under this Agreement shall not be construed as a waiver of any rights of such party.
  Construction. This Agreement is the result of negotiations between and has been reviewed by each of the parties hereto and their respective counsel, if any; accordingly, this Agreement shall be deemed to be the product of all of the parties hereto, and no ambiguity shall be construed in favor of or against any one of the parties hereto.
  Notices. Any notice to be given under the terms of the Plan shall be addressed to the Company in care of its principal office, and any notice to be given to Grantee shall be addressed to the address maintained by the Company for such person or at such other address as Grantee may specify in writing to the Company.
  Counterparts. This Agreement may be executed in two or more counterparts, each of which shall he deemed an original and all of which together shall constitute one instrument.

The Company and Grantee agree that the Option is granted under and governed by the terms and conditions of the Plan and this Agreement.  Grantee has reviewed the Plan and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and understands all provisions of the Plan and this Agreement.  Grantee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions relating to the Plan and the Agreement.

IN WITNESS WHEREOF, the Company and Grantee have executed this Agreement as of the Grant Date set forth above.

ADAPTEC, INC.

By:

GRANTEE: